Exhibit 99.1

Stock Yards Bancorp Reports Record Second Quarter and Year-to-Date Results

Record Loan Production;
Record Diluted Earnings Per Share,
Both Including and Excluding Non-Recurring Items

LOUISVILLE, Ky.--(BUSINESS WIRE)--July 24, 2019--Stock Yards Bancorp, Inc. (NASDAQ: SYBT), parent company of Stock Yards Bank & Trust Company, with offices in the Louisville, Indianapolis and Cincinnati metropolitan markets, today reported record results for both the second quarter and six months ended June 30, 2019. Total revenue, comprising net interest income and non-interest income, increased 7% to $43.0 million for the second quarter of 2019 from $40.1 million for the second quarter of 2018. Net income before income taxes increased 5% to $17.6 million for the second quarter of 2019 from $16.7 million for the comparable quarter, despite incurring $1.3 million in one-time transaction costs related to the acquisition of King Bancorp, Inc. Net income for the second quarter of 2019, which includes a non‑recurring state income tax benefit, rose 22% to $16.5 million or $0.72 per diluted share from $13.6 million or $0.59 per diluted share for the second quarter of 2018.

(dollar amounts in thousands, except per share data)	2Q19	1Q19	2Q18
Net interest income	$30,774	$29,657	$28,674
Provision for loan and lease losses	–	600	1,235
Non-interest income	12,263	11,062	11,435
Non-interest expenses	25,464	22,639	22,136
Income before income tax expense	17,573	17,480	16,738
Income tax expense	1,030	1,839	3,159
Net income	$16,543	$15,641	$13,579
Net income per share, diluted	$0.72	$0.68	$0.59
Net interest margin	3.81%	3.89%	3.88%
Efficiency ratio	59.09%	55.52%	55.07%
Tangible common equity to tangible assets (1)	10.85%	11.47%	10.35%
Annualized return on average equity	17.40%	17.09%	15.94%
Annualized return on average assets	1.93%	1.94%	1.74%

Key factors affecting the Company’s results for the second quarter of 2019 included:

  Successful completion of the acquisition of King Bancorp, Inc. and its subsidiary, King Southern Bank (KSB);
  Average loans increased $128 million year over year, contributing to the 7% increase in net interest income on a comparable quarter basis;
  Continued robust legacy loan production (excluding the KSB acquisition) led to both year-to-date and quarter-to-date records, with loan payoffs/pay-downs trending lower in the second quarter of 2019;
  Legacy net loan growth (excluding the KSB acquisition) was $77 million for the second quarter of 2019 compared to $66 million for the same period in 2018;
  Credit quality metrics remained sound, as the Company did not record a provision for loan and lease losses in the second quarter;
  Wealth Management and Trust (WM&T) services income rose consistent with increased new business generation and strong market performance for the quarter;
  Card income and treasury management fees, bolstered by increased volume and usage, continued to stand out as diversifying non-interest revenue streams, representing a combined 27% of total non-interest income compared to 21% two years ago;
  One-time pre-tax KSB acquisition transaction costs totaled $1.3 million, a $0.05 impact to net income per diluted share for the second quarter of 2019;
  The effective income tax rate declined to 5.9% for the second quarter of 2019, primarily due to a Kentucky tax law change allowing a bank holding company’s net operating losses to offset against net revenues generated by the bank, beginning in 2021. The Bank recognized a non-recurring state deferred tax asset and corresponding state income tax benefit, the effect of which added $0.11 to net income per diluted share for the second quarter 2019; and
  Excluding the two non-recurring items above, the Company would have reported record net income per diluted share for the second quarter 2019.

“As our record results reflect, Stock Yards Bancorp had a very successful second quarter,” said James A. (Ja) Hillebrand, Chief Executive Officer. “We posted solid net income, return on average assets and return on average equity. Record loan production and strong net loan growth drove the net interest income increase of $2.1 million or 7% compared with the second quarter of 2018. Our loan portfolio increased $186 million compared to June 30, 2018, and $216 million compared to December 31, 2018, with $160 million of this growth in both comparisons attributable to the KSB acquisition. Moreover, we ended the second quarter with a very robust loan pipeline leading into the summer months, positioning the Company for continued heightened loan production. Despite such growth, we are committed to preserving credit quality, as evidenced by our key metrics that remain at sound levels and are some of the highest among community banks.

“Non-interest income remained strong and continues to represent diversified revenue streams poised for attractive and predictable long-term growth,” Hillebrand continued. “The WM&T group, with approximately $3.1 billion of assets under management, continued to be a leading source of fee income, with revenues increasing 6% versus the year-earlier period and contributing 46% of total non-interest income in the second quarter of 2019. Debit/credit card income and treasury management fees combined grew 20% to account for 27% of second quarter 2019 total non-interest income. These diverse sources of revenue remain key to long-term stability in our growth and demonstrate our sound business model.”

Hillebrand also noted that, as a result of the KSB transaction and proximity of acquired branch locations to existing Stock Yards branch locations, the Company expects to divest three acquired branch locations in Louisville during the third quarter of 2019. Also in the third quarter, the Company will open a new branch location in Mt. Washington, Bullitt County, an area that has expanded significantly over the last several years and represents a natural extension of the Company’s concentrated presence in metropolitan Louisville.

In closing, Hillebrand said, “The outstanding results for the second quarter reflect healthy economies in our geographic locations, diversified revenue streams, the hard work of over 600 dedicated employees and solid execution of our strategic business plan. As evidenced by the second quarter authorization of a share repurchase plan, our Board is also highly optimistic about the Company’s future. I am pleased to announce that we have repurchased approximately 107 thousand shares of stock at a weighted average cost of $34.15 per share during the quarter. We are excited about the remainder of the year, supported by attractive business fundamentals, a robust loan production pipeline and the opportunity to welcome our new KSB customers to our broad suite of product offerings. Considering the solid fundamentals driving our business, the economic vibrancy of the markets we serve, and the opportunities we continue to see ahead as we pursue long-term growth, we remain confident about our future and our ability to continue to reward our shareholders for their loyalty.”

Second Quarter 2019 Compared with Second Quarter 2018

Net interest income – the Company’s largest source of revenue – increased approximately $2.1 million or 7% to $30.8 million.

  Net interest margin decreased seven basis points to 3.81% from 3.88% primarily due to the following:
    While the Company has not aggressively pursued deposits since mid-2018, nor has it significantly raised rates, the Company experienced a natural shift in deposits from non‑interest bearing accounts to interest bearing accounts during the period;
    Asset yields were impacted by the downward trending of the overall rate environment during 2019, as fixed rate loan pricing and LIBOR based loans were impacted;
    The second quarter 2018 margin was elevated by prepayment fees collected, with a much lighter impact experienced in the second quarter of 2019; and
    The KSB portfolio mix of earning assets and interest bearing liabilities had a slight negative impact on margin overall.
  Interest income rose $5.0 million or 16%, driven by higher market interest rates and increased average loan volume. The KSB portfolio contributed $110 million in average loans and generated $1.6 million in interest income for the second quarter of 2019.
  As anticipated, interest expense increased $2.9 million or 86% during the second quarter due to growth of deposits – primarily time deposits – resulting from a prior-year deposit-gathering campaign. Also, approximately $530 thousand of the second quarter interest expense increase related to the KSB portfolio, which was concentrated in time deposits with higher costs.

Non-interest income increased $828 thousand or 7% to $12.3 million.

  WM&T income rose 6% due to increased new business generation and strong market performance for the quarter;
  The Company maintained its strategic focus of growing the debit/credit card and treasury management non-interest income revenue streams, which combined to increase 20%.

Non-interest expenses increased $3.3 million or 15% to $25.5 million.

  The Company incurred $1.3 million in pre-tax one-time transaction costs related to its acquisition of KSB, a $0.05 impact to earnings per diluted share for the second quarter of 2019.
  Compensation expense for the second quarter of 2019 increased $1.0 million or 9% compared with the prior-year quarter, with approximately $550 thousand of the increase attributable to KSB staff additions and restructuring charges. The remainder of the increase related to the addition of new legacy employees to support strategic growth initiatives and regular annual salary increases.
  Legal and professional fees increased $1.0 million during the second quarter of 2019, with nearly $900 thousand of the increase associated with the KSB acquisition.

The Company’s effective tax rate declined to 5.9% from 18.9%.

  During the second quarter of 2019, Kentucky tax law changed to allow a bank holding company’s net operating losses to offset against net revenues generated by the bank, beginning in 2021. In connection with this change, the Bank recognized a non-recurring state deferred tax asset and corresponding state income tax benefit, the effect of which added $0.11 to net income per diluted share for the second quarter of 2019.

June 30, 2019 Compared with June 30, 2018

Total loans increased $186 million or 7% to $2.8 billion.

  Approximately $160 million in loans were added in connection with the KSB acquisition.
  Excluding the KSB acquisition, the loan portfolio grew by a net $55 million during the first six months of 2019, bolstered by record loan production of $446 million.

Total deposits increased $343 million or 14% to $2.9 billion.

  Approximately $116 million in deposits were added in connection with the KSB acquisition.
  Time deposits have increased $184 million or 73%, as the Bank pursued aggressive term funding in the first part of 2018.
  Core deposits, which exclude brokered deposits and time deposits greater than $250 thousand, represented 97% of total deposits.

Asset quality, which has remained exceptional and has trended within a narrow range over the past several years, remains sound. While the Company is pleased with this performance, management recognizes the cyclical nature of banking and believes asset quality metrics will normalize over the long term, which will eventually result in higher provisioning for loan and lease losses.

  Non-performing loans (NPLs) were $3.9 million or 0.14% of total loans outstanding versus $7.4 million or 0.29% of total loans outstanding.
  Non-performing assets (NPAs), which include NPLs along with other real estate owned and repossessed assets, were $4.5 million or 0.13% of total assets versus $7.7 million or 0.23% of total assets.
  Based on net charge-offs of $48 thousand in the second quarter of 2019, combined with other considerations, including the overall level of risk in the portfolio, the Company did not record a provision for loan and lease losses in the second quarter of 2019 versus $1.2 million in the second quarter of 2018.
  The allowance for loan and lease losses relative to total end-of-period loans remained flat at 0.96%.

The Company remained “well capitalized” – the highest capital rating for financial institutions.

  Total equity to assets was 11.24% and tangible common equity ratio was 10.85%,(1) compared to 10.40% and 10.35%, respectively, with the fluctuation primarily associated with the KSB acquisition.
  Even with its strong capital position, the Company continues to consistently achieve industry-leading returns on equity due to its superior earnings performance.
  In addition to a substantial and sustained dividend payout ratio, the Company continues to pursue other strategies to enhance stockholder value, such as the previously mentioned share repurchase plan. In May 2019, the Board of Directors increased the quarterly cash dividend 4% to $0.26 per common share. Stock Yards Bancorp has now raised its quarterly dividend rate a total of 11 times since 2014, including two increases during 2018 and each of the previous four years.

Second Quarter 2019 Compared to First Quarter 2019

Net interest margin decreased eight basis points to 3.81% from 3.89% primarily due to the following:

  The Company continued to experience a natural shift in deposits from non-interest bearing accounts to interest bearing accounts during the period.
  Asset yields were impacted by the downward trending of the overall rate environment, as fixed rate loan pricing and LIBOR based loans were impacted.
  The first quarter 2019 margin was elevated by prepayment fees collected, with a much lighter impact experienced in the second quarter.
  The KSB portfolio mix of earning assets and interest bearing liabilities had a slight negative impact on margin overall.

Net interest income increased 4%.

  The KSB portfolio contributed $110 million in average loans and generated $1.6 million in interest income for the second quarter, offset by approximately $530 thousand in interest expense.

Non-interest income increased 11%.

  WM&T income rose 4% due to increased new business generation and strong market performance for the quarter;
  Debit/credit card income increased $424 thousand or 24%, consistent with growth and usage in the program, in addition to incentives paid to the Company by its credit card processor.
  Consistent with the decline in long-term fixed rates, mortgage banking income finished the spring/early summer season higher than the first quarter of 2019.

Non-interest expenses increased 12%.

  As previously noted, the Company completed its acquisition of KSB on May 1, 2019. As a result, the Company incurred $1.3 million in pre-tax acquisition-related expenses, professional fees and compensation-related expenses. In addition, approximately $400 thousand in ongoing KSB non-interest expenses were recorded.

The Company’s effective tax rate declined to 5.9% for the second quarter of 2019 from 10.5% for the first quarter of 2019.

  During the second quarter of 2019, Kentucky tax law changed to allow a bank holding company’s net operating losses to offset against net revenues generated by the bank, beginning in 2021. In connection with this change, the Bank recognized a non-recurring state deferred tax asset and corresponding state income tax benefit, the effect of which added $0.11 to net income per diluted share for the second quarter of 2019.
  Also, as previously disclosed, beginning in 2021, the Kentucky franchise tax will be replaced with a 5% income-based tax. Associated with this change, the Bank recognized a non-recurring state deferred tax asset and corresponding state income tax benefit, the effect of which added $0.06 to net income per diluted share for the first quarter of 2019.

June 30, 2019 Compared to March 31, 2019

Total loans increased $238 million or 9%.

  Approximately $160 million in loans were added in connection with the KSB acquisition.
  The Company experienced legacy loan growth of $77 million during the second quarter of 2019 compared to net contraction of $22 million for the first quarter of 2019.
  After strong production during the second quarter, loan pipelines remain robust headed into the third quarter of 2019.

Total deposits increased $131 million or 5%.

  The linked-quarter increase in total deposits related primarily to the KSB acquisition, which contributed $116 million in total deposits.

Asset quality remained at historically strong levels.

  NPLs were $3.9 million or 0.14% of total loans outstanding versus $3.8 million or 0.15% of total loans outstanding.
  NPAs were $4.5 million or 0.13% of total assets versus $4.6 million or 0.14% of total assets.
  Net charge-offs were $48 thousand compared with net loan loss recoveries of $330 thousand.
  There was no loan loss provision in the second quarter of 2019, compared with a provision for loan and lease losses of $600 thousand in the first quarter of 2019.
  The allowance for loan and lease losses relative to total end-of-period loans was 0.96%, a decrease of nine basis points.

About the Company

Louisville, Kentucky-based Stock Yards Bancorp, Inc., with $3.5 billion in assets, was incorporated in 1988 as a bank holding company. It is the parent company of Stock Yards Bank & Trust Company, which was established in 1904. The Company’s common shares trade on the NASDAQ Global Select Market under the symbol SYBT.

This report contains forward-looking statements under the Private Securities Litigation Reform Act that involve risks and uncertainties. Although the Company’s management believes the assumptions underlying the forward-looking statements contained herein are reasonable, any of these assumptions could be inaccurate. Therefore, there can be no assurance the forward-looking statements included herein will prove to be accurate. Factors that could cause actual results to differ from those discussed in forward-looking statements include, but are not limited to: economic conditions both generally and more specifically in the markets in which the Company and its subsidiary operates; competition for the Company’s customers from other providers of financial services; government legislation and regulation, which change and over which the Company has no control; changes in interest rates; material unforeseen changes in liquidity, results of operations, or financial condition of the Company’s customers; and other risks detailed in the Company’s filings with the Securities and Exchange Commission, all of which are difficult to predict and many of which are beyond the control of the Company. See Risk Factors outlined in the Company’s Form 10-K for the year ended December 31, 2018.

Stock Yards Bancorp, Inc. Financial Information (unaudited)
Second Quarter 2019 Earnings Release
(In thousands unless otherwise noted)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
Income Statement Data	2019	2018	2019	2018

Net interest income, fully tax equivalent (2)	$30,829	$28,759	$60,542	$56,161
Interest income:
Loans and leases	$33,419	$29,456	$64,963	$56,518
Federal funds sold and interest bearing due from banks	830	163	1,563	431
Mortgage loans held for sale	43	44	80	79
Securities	2,676	2,341	5,391	4,720
Total interest income	36,968	32,004	71,997	61,748
Interest expense:
Deposits	5,652	2,674	10,718	4,751
Securities sold under agreements to repurchase and other short-term borrowings	92	427	177	550
Federal Home Loan Bank (FHLB) advances and long-term debt	450	229	671	464
Total interest expense	6,194	3,330	11,566	5,765
Net interest income	30,774	28,674	60,431	55,983
Provision for loan and lease losses	-	1,235	600	1,970
Net interest income after provision for loan and lease losses	30,774	27,439	59,831	54,013
Non-interest income:
Wealth management and trust services	5,662	5,344	11,101	10,844
Deposit service charges	1,336	1,447	2,583	2,858
Debit and credit card income	2,168	1,689	3,912	3,197
Treasury management fees	1,202	1,113	2,359	2,160
Mortgage banking income	796	746	1,278	1,322
Net investment product sales commissions and fees	364	397	720	801
Bank owned life insurance	184	191	362	378
Other	551	508	1,010	784
Total non-interest income	12,263	11,435	23,325	22,344
Non-interest expenses:
Compensation	12,715	11,703	24,516	22,673
Employee benefits	2,908	2,512	5,550	5,145
Net occupancy and equipment	1,976	1,811	3,834	3,629
Technology and communication	1,848	1,685	3,621	3,315
Debit and credit card processing	631	579	1,218	1,145
Marketing and business development	903	805	1,528	1,451
Postage, printing, and supplies	410	400	816	791
Legal and professional	1,523	504	2,057	997
FDIC insurance	248	238	486	480
Amortization/impairment of investments in tax credit partnerships	52	58	104	58
Capital and deposit based taxes	967	862	1,871	1,714
Other	1,283	979	2,502	1,765
Total non-interest expenses	25,464	22,136	48,103	43,163
Income before income tax expense	17,573	16,738	35,053	33,194
Income tax expense	1,030	3,159	2,869	6,211
Net income	$16,543	$13,579	$32,184	$26,983

Net income per share - Basic	$0.73	$0.60	$1.42	$1.19
Net income per share - Diluted	0.72	0.59	1.40	1.17
Cash dividend declared per share	0.26	0.23	0.51	0.46

Weighted average shares - Basic	22,689	22,625	22,675	22,601
Weighted average shares - Diluted	22,949	22,967	22,948	22,959

			June 30,
Balance Sheet Data			2019	2018

Loans and leases			$2,763,880	$2,577,960
Allowance for loan and lease losses			26,416	24,873
Total assets			3,463,823	3,323,840
Non-interest bearing deposits			777,652	715,974
Interest bearing deposits			2,105,801	1,824,487
FHLB advances			84,279	48,821
Stockholders' equity			389,365	345,515
Total shares outstanding			22,721	22,746
Book value per share (1)			$17.14	$15.19
Tangible common equity per share (1)			16.46	15.11
Market value per share			36.15	38.15

Stock Yards Bancorp, Inc. Financial Information (unaudited)
Second Quarter 2019 Earnings Release

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Average Balance Sheet Data	2019	2018	2019	2018

Federal funds sold and interest bearing due from banks	$137,130	$36,985	$129,701	$53,991
Mortgage loans held for sale	3,794	2,975	2,766	2,539
Securities available for sale	435,391	401,369	436,498	409,494
FHLB stock and other securities	10,590	8,925	10,392	8,310
Loans and leases	2,668,058	2,540,537	2,603,878	2,495,868
Total earning assets	3,244,941	2,973,704	3,173,069	2,952,638
Total assets	3,436,175	3,132,494	3,354,172	3,111,807
Interest bearing deposits	2,112,768	1,846,730	2,080,976	1,869,864
Total deposits	2,867,360	2,548,372	2,805,872	2,555,738
Securities sold under agreement to repurchase other short-term borrowings	51,743	150,173	50,357	124,000
FHLB advances and other long-term borrowings	74,420	48,929	61,264	49,087
Total interest bearing liabilities	2,238,931	2,045,832	2,192,597	2,042,951
Total stockholders' equity	381,270	341,637	376,198	339,117

Performance Ratios
Annualized return on average assets	1.93%	1.74%	1.93%	1.75%
Annualized return on average equity	17.40%	15.94%	17.25%	16.05%
Net interest margin, fully tax equivalent	3.81%	3.88%	3.85%	3.84%
Non-interest income to total revenue, fully tax equivalent	28.46%	28.45%	27.81%	28.46%
Efficiency ratio, fully tax equivalent (3)	59.09%	55.07%	57.36%	54.98%

Capital Ratios
Total stockholders' equity to total assets (1)			11.24%	10.40%
Tangible common equity to tangible assets (1)			10.85%	10.35%
Average stockholders' equity to average assets			11.22%	10.90%
Total risk-based capital			12.67%	13.06%
Common equity tier 1 risk-based capital			11.82%	12.18%
Tier 1 risk-based capital			11.82%	12.18%
Leverage			10.91%	11.19%

Loans by Type
Commercial and industrial			$860,085	$855,015
Construction and land development			257,801	238,224
Real estate mortgage - commercial investment			696,421	622,777
Real estate mortgage - owner occupied commercial			452,719	420,999
Real estate mortgage - 1-4 family residential			338,957	277,735
Home equity - first lien			46,012	53,257
Home equity - junior lien			67,948	66,323
Consumer			43,937	43,630
Total loans and leases			$2,763,880	$2,577,960

Asset Quality Data
Non-accrual loans			$3,030	$6,422
Troubled debt restructurings			37	817
Loans past due 90 days or more and still accruing			861	134
Total non-performing loans			3,928	7,373
Other real estate owned			563	360
Total non-performing assets			$4,491	$7,733
Non-performing loans to total loans			0.14%	0.29%
Non-performing assets to total assets			0.13%	0.23%
Allowance for loan and lease losses to total loans			0.96%	0.96%
Allowance for loan and lease losses to average loans			1.01%	1.00%
Allowance for loan and lease losses to non-performing loans			673%	337%
Net charge-offs (recoveries)	$48	$565	$(282)	$1,982
Net charge-offs (recoveries) to average loans (4)	0.00%	0.02%	-0.01%	0.08%

Stock Yards Bancorp, Inc. Financial Information (unaudited)
Second Quarter 2019 Earnings Release

	Quarterly Comparison
Income Statement Data	6/30/19	3/31/19	12/31/18	9/30/18	6/30/18

Net interest income, fully tax equivalent (2)	$30,829	$29,713	$29,972	$28,590	$28,759
Net interest income	$30,774	$29,657	$29,912	$28,521	$28,674
Provision for loan and lease losses	-	600	-	735	1,235
Net interest income after provision for loan and lease losses	30,774	29,057	29,912	27,786	27,439
Non-interest income:
Wealth management and trust services	5,662	5,439	5,312	5,380	5,344
Deposit service charges	1,336	1,247	1,419	1,482	1,447
Debit and credit card income	2,168	1,744	1,813	1,759	1,689
Treasury management fees	1,202	1,157	1,260	1,151	1,113
Mortgage banking income	796	482	534	712	746
Net investment product sales commissions and fees	364	356	432	444	397
Bank owned life insurance	184	178	565	186	191
Other	551	459	241	312	508
Total non-interest income	12,263	11,062	11,576	11,426	11,435
Non-interest expenses:
Compensation	12,715	11,801	11,824	11,607	11,703
Employee benefits	2,908	2,642	2,452	2,501	2,512
Net occupancy and equipment	1,976	1,858	2,110	1,914	1,811
Technology and communication	1,848	1,773	1,660	1,595	1,685
Debit and credit card processing	631	587	594	588	579
Marketing and business development	903	625	908	740	805
Postage, printing, and supplies	410	406	397	370	400
Legal and professional	1,523	534	1,116	501	504
FDIC insurance	248	238	243	238	238
Amortization/impairment of investments in tax credit partnerships	52	52	1,179	-	58
Capital and deposit based taxes	967	904	873	738	862
Other	1,283	1,219	1,209	989	979
Total non-interest expenses	25,464	22,639	24,565	21,781	22,136
Income before income tax expense	17,573	17,480	16,923	17,431	16,738
Income tax expense	1,030	1,839	2,265	3,555	3,159
Net income	$16,543	$15,641	$14,658	$13,876	$13,579

Net income per share - Basic	$0.73	$0.69	$0.65	$0.61	$0.60
Net income per share - Diluted	0.72	0.68	0.64	0.60	0.59
Cash dividend declared per share	0.26	0.25	0.25	0.25	0.23

Weighted average shares - Basic	22,689	22,661	22,638	22,636	22,625
Weighted average shares - Diluted	22,949	22,946	22,907	22,968	22,967

	Quarterly Comparison
Balance Sheet Data	6/30/19	3/31/19	12/31/18	9/30/18	6/30/18

Cash and due from banks	$51,264	$44,014	$51,892	$66,029	$44,052
Federal funds sold and interest bearing due from banks	64,775	67,326	147,047	54,451	10,948
Mortgage loans held for sale	3,922	2,981	1,675	2,533	2,053
Securities available for sale	423,579	507,131	436,995	550,091	574,570
FHLB stock and other securities	11,316	9,779	10,370	10,370	10,370
Loans and leases	2,763,880	2,525,709	2,548,171	2,534,483	2,577,960
Allowance for loan and lease losses	26,416	26,464	25,534	25,222	24,873
Total assets	3,463,823	3,281,016	3,302,924	3,324,797	3,323,840
Non-interest bearing deposits	777,652	698,783	711,023	705,386	715,974
Interest bearing deposits	2,105,801	2,053,757	2,083,333	1,892,652	1,824,487
Securities sold under agreements to repurchase	33,809	34,633	36,094	53,883	58,808
Federal funds purchased and other short-term borrowings	12,012	12,218	10,247	231,344	286,460
FHLB advances	84,279	47,853	48,177	48,500	48,821
Stockholders' equity	389,365	377,994	366,500	352,980	345,515
Total shares outstanding	22,721	22,823	22,749	22,746	22,746
Book value per share (1)	$17.14	$16.56	$16.11	$15.52	$15.19
Tangible common equity per share (1)	16.46	16.49	16.03	15.44	15.11
Market value per share	36.15	33.81	32.80	36.30	38.15

Capital Ratios
Total stockholders' equity to total assets (1)	11.24%	11.52%	11.10%	10.62%	10.40%
Tangible common equity to tangible assets (1)	10.85%	11.47%	11.05%	10.57%	10.35%
Average stockholders' equity to average assets	11.10%	11.34%	10.99%	11.14%	10.91%
Total risk-based capital	12.67%	14.04%	13.91%	13.50%	13.06%
Common equity tier 1 risk-based capital	11.82%	13.11%	13.00%	12.61%	12.18%
Tier 1 risk-based capital	11.82%	13.11%	13.00%	12.61%	12.18%
Leverage	10.91%	11.57%	11.33%	11.40%	11.19%

Stock Yards Bancorp, Inc. Financial Information (unaudited)
Second Quarter 2019 Earnings Release

	Quarterly Comparison
Average Balance Sheet Data	6/30/19	3/31/19	12/31/18	9/30/18	6/30/18

Federal funds sold and interest bearing due from banks	$137,130	$122,189	$86,725	$73,196	$36,985
Mortgage loans held for sale	3,794	1,727	2,140	2,980	2,975
Securities available for sale	435,391	437,619	468,856	372,251	401,369
Loans and leases	2,668,058	2,538,940	2,539,750	2,547,474	2,540,537
Total earning assets	3,244,941	3,100,352	3,096,931	2,990,401	2,973,704
Total assets	3,436,175	3,271,257	3,260,322	3,153,406	3,132,494
Interest bearing deposits	2,112,768	2,048,830	2,012,489	1,874,853	1,846,730
Total deposits	2,867,360	2,743,701	2,738,678	2,590,156	2,548,372
Securities sold under agreement to repurchase and other short-term borrowings	51,743	48,956	67,731	116,287	150,173
FHLB advances	74,420	47,962	48,287	48,612	48,929
Total interest bearing liabilities	2,238,931	2,145,748	2,128,507	2,039,752	2,045,832
Total stockholders' equity	381,270	371,070	358,293	351,376	341,637

Performance Ratios
Annualized return on average assets	1.93%	1.94%	1.78%	1.75%	1.74%
Annualized return on average equity	17.40%	17.09%	16.23%	15.67%	15.94%
Net interest margin, fully tax equivalent	3.81%	3.89%	3.84%	3.79%	3.88%
Non-interest income to total revenue, fully tax equivalent	28.46%	27.13%	27.86%	28.55%	28.45%
Efficiency ratio, fully tax equivalent (3)	59.09%	55.52%	55.52%	59.12%	55.07%

Loans by Type
Commercial and industrial	$860,085	$827,747	$833,524	$816,252	$855,015
Construction and land development	257,801	244,548	255,142	233,107	238,224
Real estate mortgage - commercial investment	696,421	586,648	588,610	630,000	622,777
Real estate mortgage - owner occupied commercial	452,719	428,163	426,373	420,098	420,999
Real estate mortgage - 1-4 family residential	338,957	277,847	276,017	274,409	277,735
Home equity - first lien	46,012	48,656	49,500	46,062	53,257
Home equity - junior lien	67,948	66,837	70,947	67,105	66,323
Consumer	43,937	45,263	48,058	47,450	43,630
Total loans and leases	$2,763,880	$2,525,709	$2,548,171	$2,534,483	$2,577,960

Asset Quality Data
Non-accrual loans	$3,030	$3,273	$2,611	$3,982	$6,422
Troubled debt restructurings	37	39	42	792	817
Loans past due 90 days or more and still accruing	861	454	745	212	134
Total non-performing loans	3,928	3,766	3,398	4,986	7,373
Other real estate owned	563	878	1,018	1,604	360
Total non-performing assets	$4,491	$4,644	$4,416	$6,590	$7,733
Non-performing loans to total loans	0.14%	0.15%	0.13%	0.20%	0.29%
Non-performing assets to total assets	0.13%	0.14%	0.13%	0.20%	0.23%
Allowance for loan and lease losses to total loans	0.96%	1.05%	1.00%	1.00%	0.96%
Allowance for loan and lease losses to average loans	0.99%	1.04%	1.01%	1.00%	0.98%
Allowance for loan and lease losses to non-performing loans	673%	703%	751%	506%	337%
Net charge-offs (recoveries)	$48	$(330)	$(312)	$386	$565
Net charge-offs (recoveries) to average loans (4)	0.00%	-0.01%	-0.01%	0.02%	0.02%

Other Information
Total assets under management (in millions)	$3,068	$2,970	$2,765	$2,969	$2,852
Full-time equivalent employees	615	596	591	593	581

(1) - The following table provides a reconciliation of total stockholders’ equity in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) to tangible stockholders’ equity, a non-GAAP disclosure. The Company provides the tangible book value per share, a non-GAAP measure, in addition to those defined by banking regulators, because of its widespread use by investors as a means to evaluate capital adequacy:
	Quarterly Comparison
	6/30/19	3/31/19	12/31/18	9/30/18	6/30/18

Total stockholders' equity - GAAP (a)	$389,365	$377,994	$366,500	$352,980	$345,515
Less: Goodwill	(12,825)	(682)	(682)	(682)	(682)
Less: Core deposit intangible	(2,462)	(1,015)	(1,057)	(1,098)	(1,139)
Tangible common equity - Non-GAAP (c)	$374,078	$376,297	$364,761	$351,200	$343,694

Total assets - GAAP (b)	$3,463,823	$3,281,016	$3,302,924	$3,324,797	$3,323,840
Less: Goodwill	(12,825)	(682)	(682)	(682)	(682)
Less: Core deposit intangible	(2,462)	(1,015)	(1,057)	(1,098)	(1,139)
Tangible assets - Non-GAAP (d)	$3,448,536	$3,279,319	$3,301,185	$3,323,017	$3,322,019

Total stockholders' equity to total assets - GAAP (a/b)	11.24%	11.52%	11.10%	10.62%	10.40%
Tangible common equity to tangible assets - Non-GAAP (c/d)	10.85%	11.47%	11.05%	10.57%	10.35%

Total shares outstanding (e)	22,721	22,823	22,749	22,746	22,746

Book value per share - GAAP (a/e)	$17.14	$16.56	$16.11	$15.52	$15.19
Tangible common equity per share - Non-GAAP (c/e)	16.46	16.49	16.03	15.44	15.11

(2) - Interest income on a fully tax equivalent basis includes the additional amount of interest income that would have been earned if investments in certain tax-exempt interest earning assets had been made in assets subject to federal, state and local taxes yielding the same after-tax income.

(3) - The efficiency ratio, a non-GAAP measure, equals total non interest expense divided by the sum of fully tax equivalent net interest income and non interest income. The ratio excludes net gains (losses) on sales, calls, and impairment of investment securities, if applicable.

(4) - Quarterly net charge-offs (recoveries) to average loans ratios are not annualized.

Contacts

T. Clay Stinnett
Executive Vice President,
Treasurer and Chief Financial Officer
(502) 625-0890